UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2010

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Tender Offer for 7% Senior Notes due 2014:  Ninth Supplemental Indenture

On November 8, 2010, Omega Healthcare Investors, Inc. commenced a tender offer to purchase for cash any and all of its outstanding $310 million aggregate principal amount of 7% Senior Notes due 2014, or the 2014 Notes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 8, 2010. Concurrently with the tender offer, and on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, Omega commenced a solicitation of consents of holders of the 2014 Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture governing the 2014 Notes. The consent solicitation expired at 5:00 p.m., New York City time, on November 22, 2010. The tender offer will expire at 8:00 a.m., New York City time, on December 8, 2010, unless extended.

On November 23, 2010, Omega issued a press release announcing the initial results of the tender offer and consent solicitations for its outstanding 2014 Notes.  Omega announced that holders of approximately $265 million aggregate principal amount of the outstanding 2014 Notes (approximately 85%) validly tendered their 2014 Notes as of the expiration of the consent solicitation and are deemed to have validly delivered the requisite consents for the proposed amendments to the indenture governing the 2014 Notes.  On November 23, 2010, Omega accepted for purchase all such 2014 Notes validly tendered as of the expiration of the consent solicitation.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Omega’s receipt of the requisite consents to the proposed amendments described above, Omega and U.S. Bank National Association, as trustee, entered into the Ninth Supplemental Indenture amending and supplementing the indenture governing the 2014 Notes, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The Ninth Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the indenture governing the 2014 Notes, eliminates certain events of default contained therein and modifies certain other provisions thereof.

Add-on Offering of 6¾% Senior Notes due 2022:  Registration Rights Agreement

On November 9, 2010, Omega and certain of its subsidiaries entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and as the representative of the several initial purchasers, providing for the sale of $350 million aggregate principal amount of Omega’s 6¾% Senior Notes due 2022, or the 2022 Notes.

On November 23, 2010, Omega completed the issuance and sale of the 2022 Notes to the initial purchasers as contemplated by the Purchase Agreement. The 2022 Notes were sold at an issue price of 103% of their face value, before initial purchasers' discount.  The 2022 Notes are the same series as, and thus are being issued under the same indenture as, Omega’s existing $225 million aggregate principal amount of 6¾% Senior Notes due 2022.  Omega intends to use the net proceeds of the offering to fund the tender offer and consent solicitation for the 2014 Notes described above, and for working capital and general corporate purposes.

In connection with the issuance of the 2022 Notes on November 23, 2010, Omega entered into a Registration Rights Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and as the representative of the initial purchasers, pursuant to which Omega agreed to use commercially reasonable efforts to (i) file a registration statement within 220 days after October 4, 2010, enabling holders to exchange the 2022 Notes for publicly registered exchange notes with nearly identical terms; (ii) cause the registration statement to become effective within 270 days after October 4, 2010; (iii) consummate the exchange offer within 360 days after October 4, 2010; and (iv) file a shelf registration statement for the resale of the 2022 Notes if Omega cannot effect an exchange offer within the time periods listed above and in certain other circumstances. If Omega does not meet the target dates described above, the annual interest rate on the 2022 Notes will increase by 0.25% subject to certain exceptions. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 3.03 by reference.

Item 8.01. Other Events.

Exchange Offer for 7½% Senior Notes due 2020

On November 22, 2010, Omega issued a press release announcing the expiration and results of its offer to exchange $200 million aggregate principal amount of its registered 7½%  Senior Notes due 2020 for $200 million aggregate principal amount of its outstanding 7½%  Senior Notes due 2020.

The exchange offer expired at 5:00 p.m., New York City time, on November 22, 2010. On November 22, 2010, U.S. Bank National Association, the exchange agent for the exchange offer, advised that all $200 million aggregate principal amount of outstanding 7½% Senior Notes due 2020 were validly tendered and not withdrawn prior to the expiration of the exchange offer. All of the notes validly tendered and not withdrawn have been accepted for exchange pursuant to the terms of the exchange offer.  The exchange offer was conducted upon the terms and subject to the conditions set forth in Omega’s prospectus dated October 20, 2010 and the related letter of transmittal.

A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                           Description of Exhibit

4.1	Ninth Supplemental Indenture dated as of November 22, 2010, by and among Omega and U.S. Bank National Association.
4.2
Registration Rights Agreement, dated as of November 23, 2010, by and among Omega, the guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the Initial Purchasers.

99.1	Press Release, dated November 23, 2010, announcing the initial results of Omega’s tender offer and consent solicitation with respect to its $310 million 7% Senior Notes due 2014.
99.2	Press Release, dated November 22, 2010, announcing the closing of Omega’s exchange offer for its $200 million 7½% Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  November 23, 2010.                                                                By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

Exhibit Index

Exhibit No.                           Description of Exhibit

4.1	Ninth Supplemental Indenture dated as of November 22, 2010, by and among Omega and U.S. Bank National Association.
4.2
Registration Rights Agreement, dated as of November 23, 2010, by and among Omega, the guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the Initial Purchasers.

99.1	Press Release, dated November 23, 2010, announcing the initial results of Omega’s tender offer and consent solicitation with respect to its $310 million 7% Senior Notes due 2014.
99.2	Press Release, dated November 22, 2010, announcing the closing of Omega’s exchange offer for its $200 million 7½% Senior Notes due 2020.